UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

ELECTRO RENT CORPORATION
(Exact name of registrant as specified in its charter)

California	0-9061	95-2412961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Blvd., Van Nuys, California	91411-2501
(Address of principal executive offices)	(Zip Code)

(818) 787-2100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The voting results for the matters submitted to a vote of our shareholders at the Annual Meeting of Shareholders of Electro Rent Corporation (the “Company”), held on October 14, 2010, which are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on September 3, 2010, are set forth below.

Proposal 1. Election of Directors to serve until the Company’s 2011 annual meeting of shareholders:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gerald D. Barrone	20,363,301	316,773	2,222,553
Nancy Y. Bekavac	20,363,250	316,824	2,222,553
Karen J. Curtin	20,564,504	115,570	2,222,553
Suzan K. DelBene	20,564,503	115,571	2,222,553
Daniel Greenberg	20,251,908	428,166	2,222,553
Joseph J. Kearns	20,362,208	317,866	2,222,553
James S. Pignatelli	20,564,804	115,270	2,222,553

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending May 31, 2011:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,660,075	239,500	3,052	---

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2010

ELECTRO RENT CORPORATION

/s/ Craig R. Jones
Craig R. Jones
Vice President and Chief Financial Officer